MFS Series Trust XI

                                 SUB - ITEM 77D

The MFS Mid Cap Value Fund (the "Fund"), a series of MFS Series Trust XI, modified disclosure regarding Active and Frequent Trading risk, as described in the prospectus contained in Post-Effective Amendment No. 24 to the Registration Statement (File Nos. 33-68610 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.